                                                                   Exhibit 23.03

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Post-Effective Amendment to the Registration Statement of Man-AHL 130, LLC of our report dated June 17, 2008, relating to the statement of financial condition of Man Investments (USA) Corp. as of March 31, 2008, which appears in such Registration Statement. We also consent to the references to us under the heading "Lawyers; Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP /s/

Chicago, IL
July 16,2008